Form of

Stock Option Grant Notice

[NAME FIELD]

[ADDRESS FIELD]

[CITY, STATE, ZIP FIELD]

Stock Option Notice

Congratulations!  Dollar General Corporation’s Board of Directors has awarded you the option to purchase shares of Dollar General common stock as follows:

Grant Date	# Options	Option Price	Grant Type	Expiration Date

Plan Information:  This non-qualified stock option has been granted pursuant to the 1998 Stock Incentive Plan, as amended and restated on June 2, 2003, and modified on August 26, 2003, and is subject to all the restrictions, conditions and other terms contained in that Plan (See the Prospectus for a summary of the Plan.  A copy is enclosed if this is your first Dollar General stock option grant.)

Vesting Information:  You must be employed on each scheduled vesting date to be entitled to this option.  This grant will vest in increments of ___% of the represented shares as follows:

____% will vest on [date field]

____% will vest on [date field]

____% will vest on [date field]

____% will vest on [date field]

Expiration Information:  This option is not exercisable after the expiration date set forth above, subject to earlier termination as provided in the Plan.

General Information:  Please review the enclosed Frequently Asked Questions. For additional information, contact the Stock Services Line at _______________, select option ___ followed by option ___ -OR- log on to your account at:

[INSERT CURRENT WEB ADDRESS]

If you are a new Dollar General optionee, your Personal Identification Number (PIN) for the website, as well as the Stock Services Line, will be mailed to you under separate cover.  Your user id for the stock option website is your 9 digit Social Security number.